UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2026

INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42031	99-0613523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.
On September 8, 2026, Inhibrx Biosciences, Inc. (“Inhibrx” or the “Company”) issued a press release announcing clinical updates on INBRX-106 in first-line head and neck squamous cell carcinoma (HNSCC), as discussed in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
Updated Phase 2 Data for INBRX-106 in First-Line HNSCC
On September 8, 2026, Inhibrx announced the primary endpoint results from the randomized and controlled Phase 2 portion of its HexAgon study, which is evaluating the safety and efficacy of INBRX-106, a hexavalent OX40 agonist, in combination with pembrolizumab (the combination arm) versus pembrolizumab monotherapy (the control arm) in first-line patients with treatment-naïve, PD-L1 positive (CPS ≥ 20) metastatic or unresectable recurrent HNSCC. Baseline prognostic factors were largely balanced between the two arms, and the study is being conducted at more than 80 sites in the United States, Europe and Asia. The Phase 2 portion of the HexAgon study included a total of 68 randomized patients, 63 of whom were evaluable for the primary endpoint analysis, including 29 patients in the combination arm (10 of which were HPV+) and 34 patients in the control arm (nine of which were HPV+).
The primary endpoint analysis, which had a data cutoff of August 19, 2026, demonstrated a confirmed objective response rate (cORR) of 48.3% for INBRX-106 plus pembrolizumab compared with 26.5% for pembrolizumab alone. Four patients (13.8%) in the combination arm achieved a complete response compared with no complete responses in the control arm. Median progression-free survival (PFS) continues to mature. As of the data cutoff, median PFS was 9.6 months for INBRX-106 plus pembrolizumab compared with 4.9 months for pembrolizumab alone, with six-month PFS rates of 72.4% and 42.8%, respectively.
The efficacy signal was particularly pronounced in patients with HPV+ disease, where the combination arm demonstrated an 80.0% cORR compared with 33.3% for pembrolizumab alone. Notably, 30.0% of the HPV+ patients treated in the combination arm achieved a complete response, compared with no complete responses in the control arm. Also, 90.0% of patients receiving INBRX-106 plus pembrolizumab remained progression-free at six months compared with 33.0% who were receiving pembrolizumab alone. As of the data cutoff, median PFS in the combination arm in patients with HPV+ disease had not yet been reached compared with 4.6 months for pembrolizumab alone.
The combination of INBRX-106 and pembrolizumab was generally manageable. The most common treatment-related adverse events were rash, fatigue, and diarrhea, which were predominantly low grade.
Based on these results, Inhibrx plans to expand the randomized Phase 2 portion of the HexAgon trial by approximately 50 additional HPV+ Oropharyngeal Squamous Cell Carcinoma (OPSCC) patients (CPS ≥ 1), to support a potential accelerated regulatory pathway. Following the Phase 2 expansion, the Company plans to align with the U.S. Food and Drug Administration on this framework and initiate the Phase 3 portion of the HexAgon trial, which is intended to serve as the confirmatory study. These results also position OX40 agonism as a promising treatment approach beyond recurrent/metastatic disease, with potential to extend durable, T-cell driven antitumor activity into earlier-stage HPV+ OPSCC.
Beyond HNSCC, Inhibrx is evaluating the potential of INBRX-106 in other highly immunogenic tumor types. The Company is currently conducting a Phase 1/2 study of INBRX-106 in the perioperative setting of non-small cell lung cancer (NSCLC), with initial results targeted by mid-2027. This readout is expected to provide important clinical insights to inform future development, demonstrating the potential for INBRX-106 to extend well beyond head and neck cancer into not only perioperative lung cancer, but broader solid tumor indications.
The Company also plans to explore the potential of INBRX-106 in combination with therapeutic cancer vaccines. The clinical activity and T-cell responses observed with INBRX-106 in HPV+ disease demonstrate its ability to amplify antigen-driven T-cell responses, providing strong scientific justification for cancer vaccine combination strategies.
Corporate Presentation
On September 8, 2026, Inhibrx posted an updated copy of its corporate presentation to the “Investors” tab of its website at www.inhibrx.com. A copy of this corporate presentation is filed as Exhibit 99.2 and is incorporated herein by reference. Inhibrx from time to time presents and/or distributes the presentation to the investment community during conferences and meetings to provide updates and summaries of its business.

Forward-Looking Statements
Inhibrx cautions you that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations and upon what management believes to be reasonable assumptions based on information currently available to it. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s judgments and beliefs regarding the strength of Inhibrx’s pipeline; statements regarding the safety and efficacy of its therapeutic candidate, INBRX-106, based on topline and interim results; the potential for INBRX-106 to be used for the treatment of HNSCC or other indications; the clinical development of INBRX-106, including expected enrollment in an expansion cohort, data readouts, initiation of additional clinical trials, regulatory submissions and interactions, and the timing thereof; the potential accelerated approval; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; and Inhibrx’s plans to evaluate INBRX-106 across broader indications and to explore combinations with other therapies. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; results from preclinical studies or early clinical trials not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of its therapeutic candidates that may limit their development, regulatory approval and/or commercialization; the potential for its programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; the timing or likelihood of regulatory filings and approvals and regulatory developments in the U.S. and foreign countries; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; an accelerated development or approval pathway may not be available for INBRX-106 or other therapeutic candidates and any such pathway may not lead to a faster development process; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Inhibrx Biosciences, Inc. on September 8, 2026
99.2	Corporate Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026
INHIBRX BIOSCIENCES, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer